UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2011
Alleghany Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York		10036

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 752-1356
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On January 19, 2011, Robert M. Hart, Senior Vice President—Law and Secretary of Alleghany Corporation (“Alleghany”), notified the Board of Directors of Alleghany (the “Board”) that he will retire from the Company effective April 30, 2011. Also at such meeting, the Board elected Christopher K. Dalrymple, Vice President and General Counsel to succeed Mr. Hart as Secretary, effective January 20, 2011. Mr. Hart and the Company have agreed that Mr. Hart will serve as a consultant to the Company from May 1 through December 31, 2011, in consideration of consulting fees of $20,000 per month.
     (e)
     (i) Deferred Compensation Plan
     The Alleghany Corporation Officers and Highly Compensated Employees Deferred Compensation Plan (the “Deferred Compensation Plan”) generally provides for unfunded deferred compensation arrangements for Alleghany officers and certain other employees. Pursuant to the Deferred Compensation Plan, Alleghany credits an amount equal to 15% of a participant’s base salary (the “Savings Benefit Credit”) to the Deferred Compensation Plan each year. In addition, the Deferred Compensation Plan permits a participant to defer the receipt of all or part of his or her base salary and annual incentive compensation each year (“Deferred Compensation Amount”) other than compensation that would be paid in the form of the common stock, par value $1.00 per share, of Alleghany (“Common Stock”). Prior to January 1, 2011, the Deferred Compensation Plan provided that account balances with respect to a participant’s Savings Benefit Credit and Deferred Compensation Amount could, at a participant’s election, be treated as invested in Common Stock or be credited with interest at the prime rate as reported by JP Morgan Chase Bank.
     At a meeting held on January 18-19, 2011 (the “January 2011 Board Meeting”), the Board, upon the recommendation of the Compensation Committee of the Board, approved an amendment to the Deferred Compensation Plan (the “Amended and Restated Deferred Compensation Plan”) allowing a participant to elect at January 1 of any year to have all or part of his or her Savings Benefit Credit and/or Deferred Compensation Amount account balances increase or decrease by the growth or decline in Alleghany stockholders’ equity per share for such year (the “Stockholders’ Equity Alternative”), in addition to the two alternatives described above. Participants were given the opportunity to elect, prior to December 31, 2010, the Stockholders’ Equity Alternative for 2011, subject to this approval of the Amended and Restated Deferred Compensation Plan by the Board.
     The foregoing description of the Amended and Restated Deferred Compensation Plan is qualified in its entirety by reference to the Amended and Restated Deferred Compensation Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

     (ii) ACP Incentive Program
     At a meeting held on January 18, 2011, the Compensation Committee of the Board established the ACP Incentive Program pursuant to the 2010 Management Incentive Plan. The ACP Incentive Program is intended to further the long-term growth of Alleghany and its subsidiaries by providing incentives to select officers of Alleghany and the investment personnel of Alleghany Capital Partners LLC, a wholly-owned subsidiary of Alleghany (“ACP”), the employees of which are responsible, under the supervision of Weston M. Hicks, President and chief executive officer of Alleghany, for group-wide equity investments of Alleghany and its subsidiaries. Pursuant to the ACP Program, it is generally expected that successive annual incentive awards will be made with performance criteria related to the performance of a designated portfolio of public equities and cash investments held by Alleghany and its subsidiaries which are managed by ACP and with payouts over three years following the expiration of the relevant three-year incentive program. Awards under the ACP Incentive Program in 2011 (the “2011 ACP Incentive Awards”) provide for interim payouts in respect of performance during 2011, 2012 and 2013 in order to transition into a rolling three year-incentive.
     Pursuant to the 2011 ACP Incentive Awards, a 2011 Incentive Pool will be created equal to 5% of the amount by which (a) the performance of a designated portfolio, with an aggregate value of approximately $1.5 billion, of public equities and cash investments held by Alleghany and its subsidiaries and managed by ACP exceeds (b) the performance that would have been achieved if the designated portfolio had a total return equal to the total return of the S&P 500, over the three-year period of January 1, 2011 — December 31, 2013. Mr. Hicks was granted a 50% interest of the 2011 Incentive Pool. For purposes of interim payouts of the 2011 ACP Incentive Awards, the 2011 maximum aggregate payouts are capped at $1.0 million, and the 2012 maximum aggregate payouts are capped at $2.0 million less the amount of any 2011 payouts. Overall, the 2011 Incentive Pool for the three-year period (inclusive of interim payouts) may be limited by the Compensation Committee to payouts of $5.0 million.
     The foregoing description of the ACP Incentive Program is qualified in its entirety by reference to the Terms and Provisions Governing 2011 ACP Incentive Awards, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.
     (iii) Salary Increase
     At a meeting held on January 18, 2011, the Compensation Committee of the Board increased the annual base salary of Christopher K. Dalrymple, Vice President, General Counsel and Secretary of the Company, from $320,000 to $380,000, effective January 1, 2011, in light of the increase of his duties resulting from the impending retirement of Mr. Hart.

Item 8.01	Other Events.
     Prior to the 2011 Board Meeting, Alleghany’s retirement policy for directors, which is set forth in Alleghany’s Corporate Governance Guidelines (the “Guidelines”), generally provided that, except in respect of directors serving when the policy was first adopted in 1979, a director must retire from the Board at the next Annual Meeting of Stockholders following his or her

72nd birthday. At the January 2011 Board Meeting, the Board, upon the recommendation of the Nominating and Governance Committee of the Board, approved and adopted amendments to the Guidelines to provide that, except in respect of directors serving when the policy was first adopted in 1979, a director must retire from the Board at the next Annual Meeting of Stockholders following his or her 75th birthday.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Alleghany Corporation Officers and Highly Compensation Employees Deferred Compensation Plan (as Amended and Restated as of January 1, 2011).

10.2	Terms and Provisions Governing 2011 ACP Incentive Awards.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION
Date: January 19, 2011	By:	/s/ Weston M. Hicks
		Name:	Weston M. Hicks
		Title:	President and chief executive officer

Exhibit Index

Exhibit
Number	Description
10.1	Alleghany Corporation Officers and Highly Compensation Employees Deferred Compensation Plan (as Amended and Restated as of January 1, 2011).

10.2	Terms and Provisions Governing 2011 ACP Incentive Awards.

6